                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)      January 13, 1997
                                                ----------------------------

First Chicago NBD Corporation
----------------------------------------------------------------------------
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                               1-7127                      38-1984850
---------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION         (COMMISSION                  (IRS EMPLOYER
 OF INCORPORATION)                    FILE NUMBER)                 IDENTIFICATION
                                                                   NO.)

One First National Plaza,  Chicago, IL                                  60670
----------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE   312-732-4000
                                                     ------------

ITEM 5.  OTHER EVENTS
------

The Registrant hereby incorporates by reference the information contained in Attachments A and B hereto in response to this Item 5.







Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                First Chicago NBD Corporation
                                                ------------------------------
                                                (REGISTRANT)


Date:  January 13, 1997                         By:   /s/ M. Eileen Kennedy
       -------------------                      -------------------------------
                                                Title: Senior Vice President
                                                       and Treasurer

Attachment  A


     CHICAGO, January 10, 1997--First Chicago NBD Corporation announced today that it will exchange its DECS (Debt Exchangeable for Common Stock) for shares of the Class A Common Stock of Nextel Communications, Inc. The DECS mature on February 15, 1997.

     First Chicago NBD has outstanding 7,475,000 DECS in the form of 5 1/2% Exchangeable Notes Due February 15, 1997. At maturity, holders of DECS will receive a number of shares of Nextel common stock determined by an exchange rate which is based upon the average closing price of Nextel common stock for the 20 trading day period from January 20 through February 14, 1997.

     The Corporation is sending a notice of this exchange to registered holders of the DECS.

     No interest will accrue and be payable on the DECS on or after February 15, 1997. The January 31 record date is not applicable to the February 15 interest payment because the final payment is payable to holders of the DECS at the time of exchange. The DECS are listed on the New York Stock Exchange under the ticker symbol "FND".

     First Chicago NBD is the nation's 9th-largest bank holding company, with assets of $106.7 billion. It is the Midwest's number one provider of financial products and services to consumers, middle market companies and large corporations.

Attachment B


                         NOTICE TO HOLDERS OF DECS/SM/
                5 1/2% EXCHANGEABLE NOTES DUE FEBRUARY 15, 1997
                         FIRST CHICAGO NBD CORPORATION
           CUSIP NUMBER 31945A 80 3 FORMERLY CUSIP NUMBER 319455 85 3

     Notice is hereby given by First Chicago NBD Corporation (the "Company") pursuant to Section 15.04(c) of the Indenture dated as of May 1, 1990, as supplemented by a First Supplemental Indenture dated as of February 1, 1994, and a Second Supplemental Indenture dated as of December 1, 1995 (as so supplemented, the "Indenture"), by and between the Company and Norwest Bank Minnesota, National Association, as trustee, to the Holders of the Company's
5 1/2% Exchangeable Notes Due February 15, 1997, representing the Company's Debt Exchangeable for Common Stock/SM/ (such securities being referred to herein as the "DECS/SM/"), that the Company has irrevocably elected to deliver Class A Common Stock, par value $.001 per share, of Nextel Communications, Inc. ("Nextel Common Stock") upon the mandatory exchange of the principal amount of the DECS on February 15, 1997 ("Maturity").

     At Maturity, the principal amount payable with respect to each DECS shall be automatically and mandatorily exchanged into a number of shares of Nextel Common Stock at the Exchange Rate. The "Exchange Rate" is equal to:

        (a) if the "Maturity Price" (as defined below) is greater than or equal to $43.50 per share of Nextel Common Stock, .8333 shares of Nextel Common Stock per DECS;

        (b) if the Maturity Price is less than $43.50, but is greater than $36.25, per share of Nextel Common Stock, a fractional share of Nextel Common Stock per DECS so that the value thereof (determined at the Maturity Price) is equal to $36.25; and

        (c) if the Maturity Price is less than or equal to $36.25, one share of Nextel Common Stock per DECS.

     The "Maturity Price" is the average Closing Price per share of Nextel Common Stock on the 20 Trading Days immediately prior to, but not including, Maturity, which period shall be January 20 to February 14, 1997. The "Closing Price" for Nextel Common Stock, for any day, means the closing sale price (or, if no closing price is reported, the last reported sale price) as reported by the National Association of Securities Dealers, Inc. Automated Quotation System. A "Trading Day" is a day on which the Nextel Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business, and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

     The final payment of interest on such DECS, and the exchange of the DECS into Nextel Common Stock, will be made upon presentation and surrender of the DECS at the offices indicated below. The Record Date otherwise applicable to the February 15, 1997 Interest Payment Date is not applicable. No interest shall accrue and be payable on the DECS on or after February 15, 1997; the final interest payment and the exchange of the DECS into Nextel Common Stock will be made on February 18, 1997.

     A Letter of Transmittal for exchanging the DECs will be sent to registered holders prior to the Maturity date.

     Holders of the DECS must present and surrender their DECS certificate, accompanied by a properly completed Letter of Transmittal, at the designated office of the Paying Agent, The First National Bank of Chicago, at one of the following addresses:


            By Mail                              By Hand
            -------                              -------
The First National Bank of Chicago            The First National Bank of Chicago
Registered Bond Processing Unit               Registered Bond Processing Unit
Suite 0124                                    One North State Street
One First National Plaza                      9th Floor
Chicago, Illinois 60670                       Chicago, Illinois 60602

                                   OR

                First Chicago Trust Company of New York
                           14 Wall Street
                             8th Floor
                       New York, New York 10005


                                                 FIRST CHICAGO NBD CORPORATION

January 10, 1997



DECS and Debt Exchangeable for Common Stock are service marks of Salomon Brothers Inc.